UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2010

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

1860 Smithtown Ave., Ronkonkoma, New York 11779
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On September 15, 2010, the following proposals were submitted to the shareholders of CVD Equipment Corporation (the “Company”) at its annual meeting of shareholders: (i) the election of six (6) directors, and (ii) the ratification of the appointment of MSPC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010.

The following are the final vote results for each proposal.

(i) The Company’s shareholders elected each of the following six (6) directors to serve on the Company’s Board of Directors until their successors are duly elected and qualified by the following vote:

Election of Directors	Vote For	Votes Withheld	Broker Non-Votes

Leonard A. Rosenbaum	2,444,233	18,400	1,939,559

Martin J. Teitelbaum	2,444,233	18,400	1,939,559

Alan H. Temple, Jr.	2,444,233	18,400	1,939,559

Conrad J. Gunther	2,444,233	18,400	1,939,559

Bruce T. Swan	2,444,233	18,400	1,939,559

Kelly S. Walters	2,444,233	18,400	1,939,559

(ii) The Company’s shareholders ratified the appointment of MSPC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 by the following vote:

Votes For	Votes Against	Abstain

4,388,126	8,431	5,635

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: September 20, 2010	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)